                                                                EXHIBIT 10.8.b



                            INTERCREDITOR AGREEMENT


This Agreement is made this 18th day of May, 1994 by and between AT&T Commercial Finance Corporation ("AT&T") and The Bank of New York ("Lender")

                                  WITNESSETH:

WHEREAS, AT&T and Lender have extended or intend to extend credit to Manchester Equipment Co., Inc. having a principal place of business at 50 Marcus Blvd., Hauppauge, NY 11788 ("Dealer"); and

WHEREAS, in order to secure the repayment of its indebtedness to AT&T and to Lender, Dealer has granted or has proposed to grant AT&T and Lender liens, security interests, or other rights (collectively "Security Interests" or a "Security Interest") with regard to all or certain of Dealer's personal property (the "Collateral"); and

WHEREAS, AT&T and Lender desire to establish as between themselves the relative priorities of their respective Security Interests;

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, AT&T and Lender hereby agree as follows:

1. Except as provided in Paragraph 2 herein, any Security Interest in any and all personal property of Dealer which Lender now has or may hereafter acquire shall be senior in priority to any Security Interest in such personal property that AT&T now has or may hereafter acquire.

2.a) Any Security Interest that Lender now has or may hereafter acquire in inventory, goods, or other personal property of Dealer which was at any time manufactured, sold, and/or distributed by Compaq, Toshiba or any of its assignees, successors, parents, subsidiaries, or affiliated entities or which is part of the Compaq, Toshiba product line or which bears the trade names, brand names, trade styles, marks or logos of Compaq, Toshiba or any replacements or substitutions thereof (the "AT&T Product Line Inventory") shall be subordinate and junior in priority to any Security Interest that AT&T now has or may hereafter acquire in such property. For purposes of this agreement, the term "inventory" shall include all inventory as defined in the Uniform Commercial Code currently in effect in the State of New Jersey, whether now owned or hereafter acquired by Dealer and i) all parts, accessories, attachments, additions, replacements, substitutions, and accessions thereto or therefor (wherever located and whether or not affixed to realty), and ii) all proceeds payable or to become payable under any policy of insurance relating thereto.

b)       My Security Interest in Dealer's accounts (as that term is defined in
         Section 9-106 of the Uniform Commercial Code currently in effect in the State of New Jersey) which AT&T now has or may hereafter acquire, shall be subordinate and junior in priority to any Security Interest of Lender in such accounts. For purposes of this agreement, an account shall be deemed to have arisen when the goods are shipped or when an invoice for the goods has been transmitted.

3. AT&T and Lender shall each use reasonable efforts to give the other prompt written notice of any default by Dealer under any agreement with AT&T or Lender, any notification of default forwarded to Dealer and any cure waiver, or resolution of any such default. The failure by either party to give the other party notice pursuant to this paragraph shall not affect in any manner the relative rights, priorities, or subordinations set forth in this Agreement.

4. Lender will not seek to enforce its Security Interest in Collateral in which AT&T holds a senior Security Interest until Lender has been advised in writing by AT&T that Dealer's indebtedness to AT&T has been fully paid and satisfied. AT&T will not seek to enforce its Security Interest in Collateral in which Lender holds a senior Security Interest until AT&T has been notified in writing by Lender that Dealer's indebtedness to Lender has been fully paid and satisfied. This paragraph shall not be applicable if the forbearance contemplated herein by AT&T or Lender will have the effect of giving a creditor or other person not a party to this Agreement rights which are superior to the rights of AT&T or Lender.

5. The subordinations, relative rights and priorities set forth herein shall be applicable irrespective of the time, manner or perfection of the Security Interests of AT&T and Lender. Such subordinations relative rights and priorities shall not be applicable unless all holders of Security Interests which are senior to Lender's Security Interest but junior to AT&T's Security Interest subordinate (by way of intercreditor agreement or otherwise) their Security Interests to that of lender. Such subordinations, relative rights and priorities shall not apply to any item of Collateral as to which a Security Interest is invalid, unperfected or avoidable. Except as specifically provided herein, the subordinations and establishment of rights herein shall in no way be deemed to be a waiver of either party's rights under any agreement or law.

6. This Agreement may be terminated by either party upon sixty (60) days' prior written notice to the other party. Any such termination shall be effective on the date following the date that written notice of the termination is dispatched. No termination of this Agreement shall affect or impair any of the rights or priorities existing prior to the effective date of termination with regard to any Collateral.

7. This Agreement is solely for the benefit of AT&T and Lender and shall be binding upon those parties and their respective successors and assigns. AT&T and Lender may rely on this Agreement in extending or continuing to extend credit to Dealer. This Agreement is not intended to, nor shall it be construed as, benefitting any other party, including without limitation, Dealer or any guarantor of Dealer's obligations.

8. No failure or delay by either party to exercise any right or remedy under this Agreement shall operate as a waiver of any such right or remedy. The rights and remedies set forth herein shall be cumulative and not exclusive of any other rights or remedies that AT&T